UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On December 15, 2004 Sonic Solutions (“Sonic”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Union Bank of California, N.A. (“UBOC”) that provides for a three-year revolving credit facility (the “Credit Facility”). Total availability under the Credit Facility is $40,000,000 through the first anniversary of the Loan Agreement, $35,000,000 through the second anniversary of the Loan Agreement and $30,000,000 at all times thereafter. The Credit Facility also provides for letters of credit up to the availability of the Credit Facility, less any outstanding borrowings under the Credit Facility. The Credit Facility matures on September 30, 2007. The Credit Facility was obtained for general corporate purposes, including for working capital and to finance a portion of Sonic’s announced purchase of the consumer software product division of Roxio, Inc. (the “Roxio Transaction”).

The interest rate charged on borrowings under the Credit Facility can vary depending on the types of loans Sonic selects. Sonic’s options for the rate include (a) the Base Rate or (b) a LIBOR Rate plus an applicable margin (the “LIBOR Option”). The Base Rate is defined in the Loan Agreement as the higher of the Federal Funds rate as in effect from time to time plus 0.5% or the rate of interest most recently announced from time to time by UBOC as its United States Dollar “reference rate.” The applicable margin for LIBOR loans is 1.50%.

The Credit Facility is guaranteed by and secured by substantially all of Sonic’s assets, including assets of its domestic subsidiaries who are guarantors of the Credit Facility. Under the terms of the Loan Agreement, Sonic is subject to certain limitations, including limitations on its ability to: incur additional debt; sell assets; make distributions; make investments; make acquisitions and to grant liens. Sonic is also subject to financial covenants, which include maintenance of specified financial ratios and net profit amounts. Sonic has the ability, within 60 days of the closing of the Roxio Transaction, to propose revised covenants to UBOC to reflect the closing of the Roxio transaction. If Sonic and UBOC are unable to agree on revised covenants, and Sonic is unable or unwilling to abide by the existing covenants, Sonic is required repay all amounts outstanding under the Loan Agreement, and the Loan Agreement will terminate, on the earlier of (1) 135 days after the date of the closing of the Roxio Transaction or (2) the occurrence of specified Events of Default (as defined in the Loan Agreement).

The Credit Facility is subject to customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

The foregoing summary of the Loan Agreement is qualified in its entirety by reference to the Loan Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a                      Registrant

The information provided under Item 1.01 of this report related to the Loan Agreement is incorporated herein by reference.

On December 15, 2004, Sonic borrowed $30,000,000 under the Credit Facility. Sonic elected to have the LIBOR Option apply to this Loan.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

The following documents are filed as exhibits to this report:

Exhibit	Description
10.1	Loan and Security Agreement dated as of December 13, 2004 between Sonic Solutions and Union Bank of California, N.A.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ Robert J. Doris
Name:	Robert J. Doris
Title:	President and Director (Principal Executive Officer)

Date: December 15, 2004

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EXHIBIT INDEX

Exhibit	Description
10.1	Loan and Security Agreement dated as of December 13, 2004 between Sonic Solutions and Union Bank of California, N.A.

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